EZCORP Reports Third Quarter Fiscal Year 2019 Results
Austin, Texas (July 31, 2019) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its third quarter ended June 30, 2019.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR THIRD QUARTER OF FISCAL 2019

•
Total revenues for the quarter were up 1% to $202.5 million. Included in the GAAP results is a discrete $6.1 million adjustment in Latin America to correct the calculation of certain transaction tax liabilities in prior periods ($4.6 million of which reduced merchandise sales and $1.5 million of which increased interest expense). Adjusted[1] total revenues increased 4% to $206.9 million, driven by continued growth in key pawn operating metrics including pawn loans outstanding (PLO), pawn service charges (PSC) and merchandise sales, across U.S. and Latin America.

•
Income before tax was $3.5 million, down 78%, and diluted earnings per share were $0.06, down 76%. These year-over-year comparisons were impacted primarily by a favorable litigation settlement in the prior-year quarter, the inclusion in the current quarter of costs related to certain growth investments, and other discrete items. Excluding those items and adjusting for constant currency[2], adjusted income before tax was $15.0 million, up 16%, and adjusted diluted earnings per share were $0.18, up 13%.

•
Cash and cash equivalents ended the current quarter at $138.9 million, after the retirement of $195.0 million of convertible notes in June 2019 using cash on hand and continued investment in growth initiatives. During the quarter, the company completed the acquisition of seven pawn stores in Nevada for $7.0 million and collected another $7.3 million of principal under the Alpha Credit / Grupo Finmart notes.

CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw commented, "Current quarter activities delivered solid operating results highlighted by ongoing momentum across all geographies. Steady growth in PLO and slightly improving yields, reflecting the health of the loan balance, drove strong growth in our primary net revenue component, PSC. On an adjusted basis, EBITDA and EPS growth accelerated as a result of rising operating leverage during the quarter.
“We remain focused on longer-term strategic initiatives centered on best serving our customers’ need for cash, expanding our footprint both here in the U.S. and across Latin America via de novo store growth and capitalizing on higher-return M&A opportunities, and proactively investing in differentiated digital engagement and data analytics programs. We are doing this while maintaining financial flexibility to fund growth to enhance long-term shareholder value. Focusing on efficient and effective capital deployment, we recently acquired seven pawn stores expanding our presence in Nevada, opened four Latin America de novo stores in the quarter and retired a material tranche of convertible debt with cash on hand.”

CONSOLIDATED RESULTS

Three Months Ended June 30
in thousands, except per share amounts

	As Reported		Adjusted[1]
	2019	2018	2019	2018

Total Revenues	$202,465	$199,612	$206,917	$199,612
Net Revenues	$115,853	$114,742	$120,382	$114,742
Income from Continuing Operations, Before Tax	$3,459	$15,506	$14,979	$12,924
Net Income from Continuing Operations	$3,361	$14,004	$10,094	$9,512
Diluted Earnings Per Share from Continuing Operations	$0.06	$0.25	$0.18	$0.16
Adjusted EBITDA[1]	$17,373	$24,666	$23,334	$19,588

•
Net revenues were up 1% to $115.9 million on both a GAAP and constant currency basis. Adjusted net revenues increased 5% to $120.4 million. PLO growth of 4% (based on ending balance) and 7% (based on average balances), combined with a slight improvement in yields drove a 9% increase in PSC to $79.0 million. Consolidated merchandise sales gross profit declined 11% to $33.6 million on a 1% decrease in merchandise sales. Adjusted sales gross profit improved 1% to $38.1 million and sales margins decreased 90 basis points to 35.2%, reflecting the effective liquidation of aged general merchandise in U.S. Pawn from 7% to 6% in the current quarter.

•
Consolidated operations expenses rose 2% to $84.7 million on both a GAAP and constant currency basis. Total store count also increased 2%, consisting of a net 18 stores acquired or opened since the prior year quarter (19 new and acquired stores in Latin America and seven acquired stores in the U.S., net of eight store closures in Canada and the U.S.). Same store operations expense increased 1% primarily due to labor and benefit cost increases, including reduced vacancies and increased staffing for expanded stores, an increase in robbery losses in Mexico, and other smaller items.

•
Administrative expense increased 13%, or $1.8 million to $15.1 million principally as a result of a $1.3 million strategic investment in the development of the Evergreen customer-centric digital platform. Another $2.9 million related to this project was capitalized in the quarter, based on the nature of the specific work performed.

•
The company’s global pawn businesses (consisting of U.S. Pawn and Latin America Pawn) generated consolidated segment contribution of $25.7 million, down 14% from the prior year quarter. On an adjusted basis, global pawn generated consolidated segment contribution of $31.7 million, up 6%.

•	Contribution from the Other International segment improved $1.2 million to $0.9 million.

•
Net interest expense increased $3.6 million. Excluding the $1.5 million of interest related to the transaction tax adjustment, net interest expense increased $2.1 million driven by additional debt issued in May 2018 and lower interest income on the declining balance of notes receivable from Alpha Credit as principal collections are received monthly, offset by the June 2019 repayment of our $195.0 million cash convertible senior notes.

SEGMENT RESULTS
U.S. Pawn

•	Same store PSC rose 6%, with ending PLO per store of $289,000, up 3% on a year-over-year basis. The growth reflected disciplined lending practices and a focus on meeting customers' need for cash.

•
Merchandise margins remained strong at 37%. The 60 basis point margin reduction from the prior-year quarter reflects effective liquidation of aged general merchandise inventory, reduced during the quarter from 7% to 6%. Jewelry scrapping net revenues decreased $0.2 million on $3.9 million lower scrap proceeds, reflecting lower current market prices for scrap diamonds and an effort to sell more jewelry in store rather than to refiners at lower margins. Scrap margins improved 250 basis points to 16%.

•	U.S. Pawn's net revenues rose 3% to $92.0 million, with flat combined operating expenses and depreciation, resulting in an 11% increase in segment contribution to $23.6 million.
Latin America Pawn

•	Net revenues declined 3% to $23.2 million ($23.3 million on a constant currency basis). Adjusted net revenues increased 16% to $27.7 million reflecting growth in new, acquired and same stores.

•
PSC rose 20% to $20.3 million on both a GAAP and a constant currency basis, reflecting an 18% increase in average PLO for the quarter. Ending PLO grew 6% to $41.7 million (up 4% to $41.0 million on a constant currency basis), with ending PLO per store of $89,000, up 2%.

•
Merchandise sales decreased 4%, or $0.8 million (4% or $1.0 million constant currency). On an adjusted basis, merchandise sales increased 17%, or $3.6 million and gross margin on merchandise sales declined 100 basis points to 29%.

•
Operations expense increased 22% to $18.3 million, including stores acquired or opened since the prior-year quarter and stores expanded or relocated, for which the revenue improvement is expected to lag the incremental costs. Same store operations expense increased 12%, primarily as a result of store licensing requirements recently enacted in Mexico, an increase in robbery losses and related security costs, and labor costs that increased at a rate slightly lower than the total revenue growth.

•
The company added four de novo stores in the quarter. New stores drive attractive long-term profit enhancement but create a short-term drag on earnings as they ramp. Acquired stores are generally less efficient than our same stores until fully integrated, but typically are accretive in their first full quarter of ownership.

•
Segment contribution decreased 76% to $2.1 million (72% on a constant currency basis). Adjusted segment contribution decreased 4% to $8.0 million as a result of new and acquired stores, recently expanded and relocated stores, and the operations expense increase previously described combined with administrative costs to support the growth.

CONFERENCE CALL
EZCORP will host a conference call on Thursday, August 1, 2019, at 7:30am Central Time to discuss first quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 3967714, or internationally by dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1Adjusted basis, which is a non-GAAP measure, excludes certain items. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$103,902	$104,737	$346,186	$333,270
Jewelry scrapping sales	18,212	20,428	37,873	44,166
Pawn service charges	78,980	72,544	244,298	222,597
Other revenues	1,371	1,903	4,533	6,147
Total revenues	202,465	199,612	632,890	606,180
Merchandise cost of goods sold	70,271	66,896	225,183	210,283
Jewelry scrapping cost of goods sold	15,765	17,625	32,648	37,536
Other cost of revenues	576	349	1,467	1,273
Net revenues	115,853	114,742	373,592	357,088
Operating expenses:
Operations	84,727	82,932	261,756	248,758
Administrative	15,053	13,268	46,795	39,688
Depreciation and amortization	7,254	6,124	21,114	18,298
Loss on sale or disposal of assets and other	24	314	3,643	453
Total operating expenses	107,058	102,638	333,308	307,197
Operating income	8,795	12,104	40,284	49,891
Interest expense	9,832	7,394	27,212	19,070
Interest income	(3,172)	(4,358)	(9,637)	(12,896)
Equity in net income of unconsolidated affiliates	(1,320)	(1,151)	(632)	(3,477)
Impairment of investment in unconsolidated affiliates	—	—	19,725	—
Other income	(4)	(5,287)	(121)	(5,473)
Income from continuing operations before income taxes	3,459	15,506	3,737	52,667
Income tax expense	98	1,502	1,377	14,710
Income from continuing operations, net of tax	3,361	14,004	2,360	37,957
(Loss) income from discontinued operations, net of tax	(203)	91	(404)	(631)
Net income	3,158	14,095	1,956	37,326
Net loss attributable to noncontrolling interest	—	(359)	(1,230)	(1,348)
Net income attributable to EZCORP, Inc.	$3,158	$14,454	$3,186	$38,674

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.06	$0.26	$0.06	$0.72
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.06	$0.25	$0.06	$0.69

Weighted-average basic shares outstanding	55,445	54,464	55,306	54,453
Weighted-average diluted shares outstanding	55,487	57,954	55,327	57,080

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	June 30, 2019	June 30, 2018	September 30, 2018

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$138,922	$284,493	$285,311
Pawn loans	190,299	183,054	198,463
Pawn service charges receivable, net	29,847	26,439	30,959
Inventory, net	175,802	151,145	166,997
Notes receivable, net	16,166	37,906	34,199
Prepaid expenses and other current assets	37,365	43,708	33,456
Total current assets	588,401	726,745	749,385
Investments in unconsolidated affiliates	30,922	61,056	49,500
Property and equipment, net	66,214	71,587	73,649
Goodwill	300,700	294,335	299,248
Intangible assets, net	63,646	59,678	54,923
Notes receivable, net	10,912	13,432	3,226
Deferred tax asset, net	3,956	6,146	7,986
Other assets	4,472	3,575	3,863
Total assets	$1,069,223	$1,236,554	$1,241,780

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$215	$195,796	$190,181
Accounts payable, accrued expenses and other current liabilities	59,981	61,595	57,958
Customer layaway deposits	12,750	11,938	11,824
Total current liabilities	72,946	269,329	259,963
Long-term debt, net	235,449	222,897	226,702
Deferred tax liability, net	7,522	4,285	8,817
Other long-term liabilities	5,990	7,458	6,890
Total liabilities	321,907	503,969	502,372
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 52,475,070 as of June 30, 2019; 51,494,246 as of June 30, 2018; and 51,614,746 as of September 30, 2018	524	515	516
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	404,880	395,428	397,927
Retained earnings	389,808	388,014	386,622
Accumulated other comprehensive loss	(47,926)	(47,712)	(42,356)
EZCORP, Inc. stockholders’ equity	747,316	736,275	742,739
Noncontrolling interest	—	(3,690)	(3,331)
Total equity	747,316	732,585	739,408
Total liabilities and equity	$1,069,223	$1,236,554	$1,241,780

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
	2019	2018

	(Unaudited)
	(in thousands)
Operating activities:
Net income	$1,956	$37,326
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	21,114	18,298
Amortization of debt discount and deferred financing costs	16,613	12,126
Accretion of notes receivable discount and deferred compensation fee	(3,788)	(7,222)
Deferred income taxes	5,003	3,135
Impairment of investment in unconsolidated affiliate	19,725	—
Other adjustments	1,875	1,948
Reserve on jewelry scrap receivable	3,646	—
Stock compensation expense	7,036	8,216
Income from investment in unconsolidated affiliates	(632)	(3,477)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	1,301	2,609
Inventory	1,377	988
Prepaid expenses, other current assets and other assets	(4,194)	(3,356)
Accounts payable, accrued expenses and other liabilities	(1,477)	(4,624)
Customer layaway deposits	949	935
Income taxes, net of excess tax benefit from stock compensation	(5,527)	2,419
Net cash provided by operating activities	64,977	69,321
Investing activities:
Loans made	(542,512)	(512,914)
Loans repaid	328,079	318,636
Recovery of pawn loan principal through sale of forfeited collateral	211,979	202,078
Additions to property and equipment, net	(24,568)	(33,917)
Acquisitions, net of cash acquired	(8,116)	(93,165)
Investment in unconsolidated affiliate	—	(14,036)
Principal collections on notes receivable	21,900	16,210
Net cash used in investing activities	(13,238)	(117,108)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,288)	(311)
Proceeds from borrowings, net of issuance costs	1,064	170,496
Payments on borrowings	(195,877)	(28)
Net cash (used in) provided by financing activities	(198,101)	170,157
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(294)	(1,493)
Net (decrease) increase in cash, cash equivalents and restricted cash	(146,656)	120,877
Cash, cash equivalents and restricted cash at beginning of period	285,578	163,868
Cash, cash equivalents and restricted cash at end of period	$138,922	$284,745

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$221,940	$197,163

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited and in thousands)

	Three Months Ended June 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$83,904	$19,998	$—	$103,902	$—	$103,902
Jewelry scrapping sales	13,889	4,323	—	18,212	—	18,212
Pawn service charges	58,635	20,345	—	78,980	—	78,980
Other revenues	34	67	1,270	1,371	—	1,371
Total revenues	156,462	44,733	1,270	202,465	—	202,465
Merchandise cost of goods sold	52,855	17,416	—	70,271	—	70,271
Jewelry scrapping cost of goods sold	11,599	4,166	—	15,765	—	15,765
Other cost of revenues	—	—	576	576	—	576
Net revenues	92,008	23,151	694	115,853	—	115,853
Segment and corporate expenses (income):
Operations	65,449	18,284	994	84,727	—	84,727
Administrative	—	—	—	—	15,053	15,053
Depreciation and amortization	2,934	1,626	72	4,632	2,622	7,254
Loss (gain) on sale or disposal of assets and other	4	(8)	6	2	22	24
Interest expense	—	1,491	76	1,567	8,265	9,832
Interest income	—	(376)	—	(376)	(2,796)	(3,172)
Equity in net income of unconsolidated affiliates	—	—	(1,320)	(1,320)	—	(1,320)
Other (income) expense	—	34	6	40	(44)	(4)
Segment contribution	$23,621	$2,100	$860	$26,581
Income from continuing operations before income taxes				$26,581	$(23,122)	$3,459

	Three Months Ended June 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$83,898	$20,839	$—	$104,737	$—	$104,737
Jewelry scrapping sales	17,813	2,615	—	20,428	—	20,428
Pawn service charges	55,536	17,008	—	72,544	—	72,544
Other revenues	55	245	1,603	1,903	—	1,903
Total revenues	157,302	40,707	1,603	199,612	—	199,612
Merchandise cost of goods sold	52,340	14,556	—	66,896	—	66,896
Jewelry scrapping cost of goods sold	15,329	2,296	—	17,625	—	17,625
Other cost of revenues	—	—	349	349	—	349
Net revenues	89,633	23,855	1,254	114,742	—	114,742
Segment and corporate expenses (income):
Operations	65,257	14,997	2,678	82,932	—	82,932
Administrative	—	—	—	—	13,268	13,268
Depreciation and amortization	3,010	951	48	4,009	2,115	6,124
Loss on sale or disposal of assets and other	74	26	—	100	214	314
Interest expense	—	3	—	3	7,391	7,394
Interest income	—	(672)	—	(672)	(3,686)	(4,358)
Equity in net income of unconsolidated affiliates	—	—	(1,151)	(1,151)	—	(1,151)
Other income	—	(103)	—	(103)	(5,184)	(5,287)
Segment contribution (loss)	$21,292	$8,653	$(321)	$29,624
Income from continuing operations before income taxes				$29,624	$(14,118)	$15,506

	Nine Months Ended June 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$275,639	$70,547	$—	$346,186	$—	$346,186
Jewelry scrapping sales	28,357	9,516	—	37,873	—	37,873
Pawn service charges	184,658	59,640	—	244,298	—	244,298
Other revenues	125	134	4,274	4,533	—	4,533
Total revenues	488,779	139,837	4,274	632,890	—	632,890
Merchandise cost of goods sold	172,931	52,252	—	225,183	—	225,183
Jewelry scrapping cost of goods sold	23,680	8,968	—	32,648	—	32,648
Other cost of revenues	—	—	1,467	1,467	—	1,467
Net revenues	292,168	78,617	2,807	373,592	—	373,592
Segment and corporate expenses (income):
Operations	200,884	54,703	6,169	261,756	—	261,756
Administrative	—	—	—	—	46,795	46,795
Depreciation and amortization	8,951	4,543	190	13,684	7,430	21,114
Loss on sale or disposal of assets and other	2,856	743	22	3,621	22	3,643
Interest expense	—	1,570	280	1,850	25,362	27,212
Interest income	—	(1,226)	—	(1,226)	(8,411)	(9,637)
Equity in net income of unconsolidated affiliates	—	—	(632)	(632)	—	(632)
Impairment of investment in unconsolidated affiliates	—	—	19,725	19,725	—	19,725
Other (income) expense	—	(63)	290	227	(348)	(121)
Segment contribution (loss)	$79,477	$18,347	$(23,237)	$74,587
Income from continuing operations before income taxes				$74,587	$(70,850)	$3,737

	Nine Months Ended June 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$270,145	$63,125	$—	$333,270	$—	$333,270
Jewelry scrapping sales	34,515	9,651	—	44,166	—	44,166
Pawn service charges	174,180	48,417	—	222,597	—	222,597
Other revenues	205	588	5,354	6,147	—	6,147
Total revenues	479,045	121,781	5,354	606,180	—	606,180
Merchandise cost of goods sold	166,965	43,318	—	210,283	—	210,283
Jewelry scrapping cost of goods sold	28,683	8,853	—	37,536	—	37,536
Other cost of revenues	—	—	1,273	1,273	—	1,273
Net revenues	283,397	69,610	4,081	357,088	—	357,088
Segment and corporate expenses (income):
Operations	196,635	44,847	7,276	248,758	—	248,758
Administrative	—	—	—	—	39,688	39,688
Depreciation and amortization	9,340	2,712	142	12,194	6,104	18,298
Loss on sale or disposal of assets and other	197	31	—	228	225	453
Interest expense	—	6	—	6	19,064	19,070
Interest income	—	(2,072)	—	(2,072)	(10,824)	(12,896)
Equity in net income of unconsolidated affiliates	—	—	(3,477)	(3,477)	—	(3,477)
Other (income) expense	(3)	11	(118)	(110)	(5,363)	(5,473)
Segment contribution	$77,228	$24,075	$258	$101,561
Income from continuing operations before income taxes				$101,561	$(48,894)	$52,667

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended June 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of March 31, 2019	508	466	24	998
New locations opened	—	4	—	4
Locations acquired	7	—	—	7
Locations sold, combined or closed	(1)	—	(2)	(3)
As of June 30, 2019	514	470	22	1,006

	Three Months Ended June 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of March 31, 2018	510	387	27	924
New locations opened	—	2	—	2
Locations acquired	—	63	—	63
Locations sold, combined or closed	—	(1)	—	(1)
As of June 30, 2018	510	451	27	988

	Nine Months Ended June 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2018	508	453	27	988
New locations opened	—	12	—	12
Locations acquired	7	5	—	12
Locations sold, combined or closed	(1)	—	(5)	(6)
As of June 30, 2019	514	470	22	1,006

	Nine Months Ended June 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2017	513	246	27	786
New locations opened	—	10	—	10
Locations acquired	—	196	—	196
Locations sold, combined or closed	(3)	(1)	—	(4)
As of June 30, 2018	510	451	27	988
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos, Guatemalan quetzals, Honduran lempiras and Peruvian sols to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each currency as compared to U.S. dollars as of and for the three and nine months ended June 30, 2019 and 2018 were as follows:

	June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018	2019	2018

Mexican peso	19.2	19.9	19.1	19.4	19.4	19.0
Guatemalan quetzal	7.5	7.4	7.5	7.3	7.6	7.3
Honduran lempira	24.3	23.9	24.2	23.6	24.1	23.5
Peruvian sol	3.3	3.3	3.3	3.2	3.3	3.2
The constant currency results of our statement of operations reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. We have experienced a prolonged weakening of the Mexican peso to the U.S. dollar and may continue to experience further weakening in future reporting periods, which may adversely impact our future operating results when stated on a GAAP basis.
Miscellaneous Non-GAAP Financial Measures

	2019 Q3	2018 Q3

	(in millions)
Net income	$3.2	$14.1
Loss from discontinued operations, net of tax	0.2	—
Interest expense	9.8	7.4
Interest income	(3.2)	(4.4)
Income tax expense	0.1	1.5
Depreciation and amortization	7.3	6.1
Adjusted EBITDA	$17.4	$24.7

	Consolidated Revenues	Consolidated Net Revenues	Consolidated Sales Gross Profit	Consolidated Sales Gross Profit Margin

	(in millions)
2019 Q3 reported	$202.5	$115.9	$33.6	32.4%
Discrete transaction tax adjustment	4.6	4.6	4.6
Currency exchange rate fluctuations	(0.2)	(0.1)	(0.1)
2019 Q3 adjusted	$206.9	$120.4	$38.1	35.2%

	U.S. Pawn	Latin America Pawn	Total	Percentage Change YOY

	(in millions)
2019 Q3 reported segment contribution	$23.6	$2.1	$25.7	(14.0)%
Discrete transaction tax adjustment	—	6.0	6.0
2019 Q3 adjusted segment contribution	$23.6	$8.1	$31.7	6.0%

	Latin America Pawn Net Revenues	Latin America Pawn Merchandise Sales	Latin America Pawn Sales Gross Profit	Consolidated Sales Gross Profit Margin

	(in millions)
2019 Q3 reported	$23.2	$20.0	$2.6	13%
Discrete transaction tax adjustment	4.6	4.6	4.6
Currency exchange rate fluctuations	(0.1)	(0.2)	(0.1)
2019 Q3 adjusted	$27.7	$24.4	$7.1	29%

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2019 Q3 reported	$3.5	$(0.1)	$3.4	$17.4	$0.06
Discrete transaction tax adjustment	6.1	(1.9)	4.2	4.5	0.08
Non-recurring income tax benefit	—	(1.8)	(1.8)	—	(0.03)
Currency exchange rate fluctuations	(0.1)	—	(0.1)	—	—
Non-cash net interest expense	4.1	(0.8)	3.3	—	0.05
Discretionary strategic investment in digital platform	1.4	(0.3)	1.1	1.4	0.02
2019 Q3 adjusted	$15.0	$(4.9)	$10.1	$23.3	$0.18

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2018 Q3 reported	$15.5	$(1.5)	$14.0	$24.7	$0.25
Gain on litigation settlement, net of tax impact	(5.2)	1.6	(3.6)	(5.2)	(0.07)
Non-recurring income tax benefit	—	(3.3)	(3.3)	—	(0.06)
Acquisition expenses, net of tax impact	0.1	—	0.1	0.1	—
Non-cash net interest expense	2.5	(0.2)	2.3	—	0.04
2018 Q3 adjusted	$12.9	$(3.4)	$9.5	$19.6	$0.16

2019 Q3:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Latin America Pawn PLO	$41.7	6%
Currency exchange rate fluctuations	(0.7)
Constant currency Latin America Pawn PLO	$41.0	4%

Consolidated operations expenses (three months ended June 30, 2019)	$84.7	2%
Currency exchange rate fluctuations	—
Constant currency consolidated operations expenses (three months ended June 30, 2019)	$84.7	2%

Latin America Pawn PSC revenues (three months ended June 30, 2019)	$20.3	20%
Currency exchange rate fluctuations	—
Constant currency Latin America Pawn PSC revenues (three months ended June 30, 2019)	$20.3	20%

Latin America Pawn merchandise sales (three months ended June 30, 2019)	$20.0	(4)%
Currency exchange rate fluctuations (three months ended June 30, 2019)	0.1
Constant currency Latin America Pawn merchandise sales (three months ended June 30, 2019)	$20.1	(4)%

Latin America Pawn segment profit before tax (three months ended June 30, 2019)	$2.1	(76)%
Currency exchange rate fluctuations	0.3
Constant currency Latin America Pawn segment profit before tax (three months ended June 30, 2019)	$2.4	(72)%